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                                                                   Exhibit 10.13


                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

         Amendment dated as of April 22, 2003 (this "Amendment") to that Asset Purchase Agreement, dated as of March 12, 2003 (the "Asset Purchase Agreement") by and among Bethlehem Steel Corporation, a Delaware corporation ("Parent"), the other Sellers (as defined in the Asset Purchase Agreement), ISG Acquisition Inc., a Delaware corporation ("Buyer"), and International Steel Group Inc., a Delaware corporation ("ISG").

                             BACKGROUND INFORMATION

         A. Section 11.10 of the Asset Purchase Agreement provides that the Asset Purchase Agreement may be amended by a written instrument executed by ISG, Buyer and Parent.

         B.       ISG, Buyer and Parent desire to amend the Asset Purchase
Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the premises and their respective representations, warranties, covenants and undertakings herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE I DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used in this Amendment and not defined herein shall have the respective meanings assigned them in the Asset Purchase Agreement.

                             ARTICLE II AMENDMENTS

         Section 2.1 Amendment to Section 1.2(a). Schedule 1.2(a) to the Asset Purchase Agreement is hereby amended by addition of the items listed on Exhibit A.

         Section 2.2 Amendment to Section 1.3. Section 1.3(h) of the Asset Purchase Agreement is hereby amended by adding the words "and the subsidiaries of Keystone Railroad LLC which are Sellers" after the words "Railroad Subsidiaries".

         Section 2.3 Amendment to Section 1.6(f). Section 1.6(f) of the Asset Purchase Agreement is hereby amended (i) to replace the words "either or both" with the words "any or all" and to insert ", the RZB Loan" after the words "the CCC Loan", all in the first sentence, and (ii) to insert ", the RZB Loan" after the words "the CCC Loan" in each place where such words appear in the second sentence.

         Section 2.4 Amendment to Section 2.2. Section 2.2(a) of the Asset Purchase Agreement is hereby amended (i) by deletion of the word "or" and insertion of a "," immediately prior to "(y)" and (ii) by the insertion of the phrase "or (z) The Amended and Restated Credit Agreement, dated as of September 29, 2000, among Buyer, RZB Finance LLC and each other financial institution that may from time to time become a party thereto as lender, and RZB

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Finance LLC, as Administrative Agent and Collateral Agent, as amended from time to time in accordance with its terms (the "RZB Loan").

         Section 2.5       Amendment to Section 5.3.

         (a) Section 5.3(c) of the Asset Purchase Agreement is hereby amended by the addition of the following sentences:

                  "In lieu of the release described in clause (i)(D) above, Buyer may obtain an assignment of the Claims, Liens and rights described therein to ISG or any of its Affiliates. If prior to the confirmation of a plan of liquidation or a plan of reorganization for Parent ISG (or its Affiliates) receives any amount in respect of any claims against any Seller assigned by the PBGC to ISG (or its Affiliates), ISG (or its Affiliates) shall promptly pay such amount to Parent for payment of claims that are or will be entitled to secured or priority treatment under section 506 or 507 of the Bankruptcy Code or payment to Buyer as provided in Section 2.3."

         (b) Section 5.3(i) of the Asset Purchase Agreement is hereby deleted.

         (c) A new Section 5.3(k) is hereby added to the Asset Purchase Agreement, which shall read as follows:

                  "(k)     Miscellaneous Property Matters. The parties
         contemplate that, notwithstanding the provisions of Article I of this Agreement, certain real estate and related assets included within the Acquired Assets may be sold by one or more of Sellers to parties other than Buyer or its Affiliates before Closing, at Closing or after Closing. Such sales shall be undertaken, if at all, pursuant to separate letter agreements between Buyer and Parent and, in the event that any real estate or other assets are to be retained by Sellers and sold after the Closing, such arrangement shall be documented by letter agreement prior to the Closing."

         (d) A new Section 5.3(l) is hereby added to the Asset Purchase Agreement, which shall read as follows:

                  "(l)     Bethlehem Steel Foundation. The parties acknowledge
         that Bethlehem Steel Foundation ("BSF") is a nonprofit corporation qualified under Section 501(c)(3) of the Code. Accordingly, and notwithstanding Article I of this Agreement, (i) BSF shall not be required to transfer, or to permit the utilization of, any of its assets in violation of any law or court order, and (ii) the parties shall cooperate to identify and implement a reasonable means to provide Buyer with the benefit of its bargain with respect to BSF's assets that is not in violation of any law or any restrictions to which the assets to BSF are subject, whether that be by transferring ownership of BSF to an Affiliate of Buyer, transferring BSF's assets to a 501(c)(3) organization acceptable to Buyer and consistent with any restrictions to which the assets of BSF are subject, excluding such assets entirely from the Acquired Assets, or other means."

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         Section 2.6       Amendment to Section 5.5. Section 5.5 of the Asset
Purchase Agreement is hereby amended by substituting the words "ISG or Buyer" for the word "Sellers" at the beginning of the last sentence thereof.

                           ARTICLE III MISCELLANEOUS

         Section 3.1 Full Force and Effect. The Asset Purchase Agreement, as amended by this Amendment, remains in full force and effect.

         Section 3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute a single agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

                                           INTERNATIONAL STEEL GROUP INC.

                                           By: /s/ Rodney B. Mott
                                               ---------------------------------

                                           Name:   Rodney B. Mott

                                           Title:  President/CEO

                                           ISG ACQUISITION INC.

                                           By: /s/ Rodney B. Mott
                                               ---------------------------------

                                           Name:   Rodney B. Mott

                                           Title:  President/CEO

                                           BETHLEHEM STEEL CORPORATION

                                           By: /s/ Leonard M. Anthony
                                               ---------------------------------

                                           Name:   Leonard M. Anthony

                                           Title:  Senior Vice President and CFO

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